NATIONAL LAMPOON, INC.
DEMAND PROMISSORY NOTE

US $142,596.25
Los Angeles, California
June 15, 2005

FOR VALUE RECEIVED, National Lampoon, Inc., a Delaware corporation (“NLPN”), unconditionally promises to pay to Richardson & Patel LLP (“Payee”), the principal amount of $142,596.25, upon the terms and subject to the conditions herein set forth. No interest shall accrue for 30 days, thereafter interest shall accrue at the legal rate of 10% per annum, compounded annually.

All payments of principal and interest shall be made in lawful money of the United States of America in same day funds.

NLPN promises to pay the entire outstanding principal amount owing under this Note upon the closing of its next offering, currently scheduled to close on July 15, 2005. If the offering does not close by that date, then this Note and any accrued and unpaid interest, shall be paid immediately upon demand.

NLPN shall have the right at any time and from time to time to prepay the principal of this Note in whole or in part without premium or penalty. NLPN will pay all reasonable costs and expenses of the preparation and collection of this Note, including reasonable attorneys’ fees. This Note shall be governed by and construed in accordance with the laws of the State of California. NLPN and Payee waive the right to trial by jury and consent that the exclusive forum for the resolution of any disputes or litigation arising hereunder or in connection herewith shall be Los Angeles County, California, and NLPN and Payee consent to jurisdiction therein.

Upon the occurrence or existence of any default in payment, immediately and without notice, all outstanding principal and accrued but unpaid interest shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. This Note is issued in consideration of legal fees owed by NLPN to Payee.

IN WITNESS WHEREOF, NLPN has caused this Note to be executed and delivered by its duly authorized officer as of the date and at the place first above written.

NATIONAL LAMPOON, INC.

By: /s/ Douglas S. Bennett